As filed with the Securities and Exchange Commission on March 31, 2023

Registration No. 333-270870

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPEL PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-3058238
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

201 Elliott Avenue West, Suite 260

Seattle, WA 98119

(206) 568-1466

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plans)

Adrian Adams

President and Chief Executive Officer

Impel Pharmaceuticals Inc.

201 Elliott Avenue West, Suite 260

Seattle, WA 98119

(206) 568-1466

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan C. Smith, Esq.

Amanda L. Rose, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 27, 2023, Impel Pharmaceuticals Inc., a Delaware Corporation (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-270870) (the “Form S-8”) registering (i) 1,186,965 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance, and (ii) 237,393 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

The Registrant is amending the Form S-8 solely to refile the Amended and Restated Bylaws of the Registrant (the “Amended and Restated Bylaws") as an Exhibit 3.2 to the Form S-8, which due to an inadvertent error occurring during the edgarization process, previously included a non-functioning link. . We have included as Exhibit 3.2 to this Post-Effective Amendment No. 1 to the Form S-8 the corrected link for the Amended and Restated Bylaws of the Registrant.

II-1

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation, as amended to date.	10-Q	001-40353	3.1	June 7, 2021

3.2	Amended and Restated Bylaws of the Registrant	10-K/A	001-40353	3.2	March 31, 2023

4.1	Form of Registrant’s Common Stock certificate	S-1	333-254999	4.1	April 2, 2021

5.1	Opinion of Fenwick & West LLP	S-8	333-270870	5.1	March 27, 2023

10.1	2021 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-254999	10.4	April 19, 2021

10.2	2021 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-254999	10.5	April 19, 2021

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)	S-8	333-270870	23.1	March 27, 2023

23.2	Consent of Independent Registered Public Accounting Firm	S-8	333-270870	23.2	March 27, 2023

24.1	Power of Attorney (included on the signature page to this Registration Statement)	S-8	333-270870	24.1	March 27, 2023

107	Filing Fee Table	S-8	333-270870	107	March 27, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 31st day of March, 2023.

IMPEL PHARMACEUTICALS INC.

By: /s/ Adrian Adams

Adrian Adams

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Adrian Adams	Chief Executive Officer and Director	March 31, 2023
Adrian Adams	(Principal Executive Officer)
/s/ Rajiv Amin	Interim Chief Financial Officer	March 31, 2023
Rajiv Amin	(Principal Financial Officer and Principal Accounting Officer)
*	Director	March 31, 2023
David Allison

*	Director	March 31, 2023
Timothy S. Nelson

*	Director	March 31, 2023
H. Stewart Parker

*	Director	March 31, 2023
Ali Satvat

*	Director	March 31, 2023
Mahendra G. Shah

*	Director	March 31, 2023
Diane E. Wilfong

* By: /s/ Adrian Adams
Adrian Adams Attorney-in-fact